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                                  EXHIBIT 10.24


                          COMMUNITY CARE SERVICES, INC.
                                18 SARGENT PLACE
                          MOUNT VERNON, NEW YORK 10550


                                                                     May 9, 1998

Mr. Donald Fargnoli
17 Brookwood
New Rochelle, New York 10804

Dean Don:

         Reference is hereby made to (i) the Employment Agreement between Community Care Services ("CCS") and you dated May 10, 1997, as amended by Amendment No. 1 dated March 1, 1998 (the "Employment Agreement"), and (ii) the Consulting Agreement between CCS and you of even date herewith (the "Consulting Agreement"). Capitalized terms used in this letter and not otherwise defined shall have the meanings set forth in the Consulting Agreement.

         Notwithstanding the fact that the Employment Agreement has been terminated effective the date hereof, this will confirm CCS's agreement to abide by and honor the provisions of Section 7(d) thereof. Specifically, CCS agrees to make monthly payments to you in the amount of Nine Thousand Three Hundred Fifteen Dollars ($9,315.00) for the remaining balance of the Term, payable in the same manner which the Consulting Fee is payable, such payments constituting payment in full of the remaining outstanding balance on the One Million One Hundred Seventy Six Thousand Four Hundred Dollar ($1,176,400) Note dated May 10, 1997 which was issued by CCS to you, which you agreed to forgo for the consideration specified in the letter agreement between CCS and you dated March 1, 1998. Notwithstanding anything in the Consulting Agreement or elsewhere to the contrary, in the event of the termination of your engagement by CCS as a consultant for any reason, whether voluntary or involuntary, by either CCS or you, including but not limited to termination for Cause, prior to the end of the Term, you (or your estate or personal representative, as the case may be) shall nevertheless be entitled to receive the monthly payments of Nine Thousand Three Hundred Fifteen Dollars ($9,315.00) described above.
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         Please confirm your agreement with the foregoing by signing and returning a copy of this letter to me.

                                    Very truly yours,

                                    COMMUNITY CARE SERVICES, INC.



                                    By: /s/ Saverio D. Burdi
                                        --------------------------------
                                        Saverio D. Burdi
                                        Chief Operating Officer

AGREED AND ACCEPTED


By: /s/ Donald Fargnoli
    ----------------------------
    Donald Fargnoli